Exhibit 10.56

GUARANTY

This Guaranty (this “Guaranty”), dated as of December 20, 2019, is made by PACIFIC ETHANOL PEKIN, LLC, a limited liability company organized and existing under the laws of Delaware (the “Guarantor”), for the benefit of COMPEER FINANCIAL, PCA, a federally-chartered instrumentality of the United States, successor by merger to 1st Farm Credit Services, PCA (“Lender”), and COBANK, ACB, a federally-chartered instrumentality of the United States (“Agent” and collectively with Lender, the “Lender Parties”).

RECITALS:

WHEREAS, Lender, Agent and ILLINOIS CORN PROCESSING, LLC (“Borrower”) are parties to that certain Credit Agreement dated as of September 15, 2017, as amended from time to time, including by that certain Amendment No. 1 to Credit Agreement and Waiver (the “Amendment”) of even date herewith (as may be amended, supplemented or restated from time to time, collectively the “Credit Agreement”), pursuant to which the Lender Parties may make advances and extend other financial accommodations to Borrower.

WHEREAS, as a condition to entering into the Amendment and continuing to extend such credit to Borrower, the Lender Parties have required the execution and delivery of this Guaranty.

WHEREAS, Guarantor will receive substantial direct and indirect benefit from entering into the Guaranty.

NOW, THEREFORE, Guarantor agrees as follows:

1. Definitions. All capitalized terms defined in the Credit Agreement that are not otherwise defined in this Guaranty have the meanings given them in the Credit Agreement.

2. Agreement to Guarantee.

2.1 Obligations Guaranteed. For value received, Guarantor absolutely and unconditionally guarantees to the Lender Parties the full and prompt payment and performance when due, whether at maturity or earlier by reason of acceleration or otherwise, of the Obligations; provided that in no instance shall the Obligations exceed an amount in excess of the Guaranteed Amount. “Guaranteed Amount” shall mean the Paydown Amount (as such term is defined in the Credit Agreement).

2.2 Savings Provision. Notwithstanding anything contained in this Guaranty to the contrary, the liability of Guarantor at any time will be limited to the maximum amount as will result in the liability of Guarantor not constituting a fraudulent conveyance or fraudulent transfer to the extent applicable to this Guaranty and the liability of Guarantor.

3. Guarantor’s Representations and Warranties. Guarantor represents and warrants to the Lender Parties that (a) Guarantor is an entity of the type described in the preamble to this Guaranty, duly organized and existing in good standing and has full power and authority to make and deliver this Guaranty; (b) the execution, delivery and performance of this Guaranty by Guarantor have been duly authorized by all necessary action and does not and will not violate the provisions of, or constitute a default under, any presently applicable law or its constituent documents or any agreement presently binding on Guarantor; (c) this Guaranty has been duly executed and delivered by the authorized officers of Guarantor and constitutes its lawful, binding and legally enforceable obligation; and (d) the authorization, execution, delivery and performance of this Guaranty do not require notification to, registration with, or consent or approval by, any federal, state or local regulatory body or administrative agency. Guarantor represents and warrants to the Lender Parties that Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans, credit transactions, financial accommodations, discounts, purchases of property and other transactions and events resulting in the creation of the Obligations guarantied hereby, and that this Guaranty is given for a corporate purpose. The Lender Parties may rely conclusively on a continuing warranty, hereby made, that Guarantor continues to be benefited by this Guaranty and the Lender Parties shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Lender Parties without regard to the receipt, nature or value of any such benefits.

4. Unconditional Nature. No act or thing need occur to establish Guarantor’s liability hereunder, and no act or thing, except full payment and discharge of all of the Obligations, shall in any way exonerate Guarantor hereunder or modify, reduce, limit or release Guarantor’s liability hereunder. This is an absolute, unconditional and continuing guaranty of payment of the Obligations and shall continue to be in force and be binding upon Guarantor, until the earlier of (a) all of the Obligations are paid in full and the Lender Parties’ commitment to make Loans have terminated or (b) this Guaranty shall be terminated in accordance with Section 15.

5. Dissolution or Insolvency of Guarantor. The dissolution or adjudication of bankruptcy of Guarantor shall not revoke this Guaranty. If Guarantor dissolves or becomes insolvent (however defined), then the Lender Parties shall have the right to declare immediately due and payable, and Guarantor will pay to the Lender Parties, the full amount of all of the Obligations whether due and payable or unmatured. If Guarantor voluntarily commences or there is commenced involuntarily against Guarantor a case under the United States Bankruptcy Code, the full amount of all Obligations, whether due and payable or unmatured, shall be immediately due and payable without demand or notice thereof.

6. Subrogation. Guarantor hereby waives all rights that Guarantor may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from Borrower or from any property of Borrower any sums paid under this Guaranty. Guarantor will not exercise or enforce any right of contribution to recover any such sums from any person who is a co-obligor with Borrower or a guarantor or surety of the Obligations or from any property of any such person until all of the Obligations shall have been fully paid and discharged.

7. Subordination. The Obligations, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that the Lender Parties may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both the Lender Parties and Guarantor shall be paid to the Lender Parties and shall be first applied by the Lender Parties to the Obligations. Guarantor hereby assigns to the Lender Parties all claims that it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided, however, that such assignment shall be effective only for the purpose of assuring to the Lender Parties full payment in legal tender of the Obligations. If the Lender Parties so request, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to the Lender Parties. Guarantor agrees, and the Lender Parties are hereby authorized, in the name of Guarantor, from time to time, to file financing statements and continuation statements and to execute documents and to take such other actions as the Lender Parties deem necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

8. Enforcement Expenses. Guarantor shall pay on demand all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender Parties (a) in collecting the Obligations and in enforcing its rights under this Guaranty and the other Loan Documents, (b) in any bankruptcy, insolvency, assignment for the benefit of creditors, receivership, or other similar proceeding relating to Borrower, Borrower’s assets, or Guarantor, (c) in any actual or threatened suit, action, proceeding, or adversary proceeding (including all appeals) by, against, or in any way involving the Lender Parties and Borrower or Guarantor, or in any way arising from this Guaranty or the Lender Parties’ dealings with Guarantor, and (d) to retain any payments or transfers of any kind made to the Lender Parties by or on account of this Guaranty, including the granting of liens, collateral rights, security interests, or payment protection of any type.

9. Lender Parties’ Rights. The Lender Parties shall not be obligated by reason of its acceptance of this Guaranty to engage in any transactions with or for Borrower. Whether or not any existing relationship between Guarantor and Borrower has been changed or ended and whether or not this Guaranty has been revoked, the Lender Parties may enter into transactions resulting in the creation or continuance of the Obligations and may otherwise agree, consent to or suffer the creation or continuance of any of the Obligations, without any consent or approval by Guarantor and without any prior or subsequent notice to Guarantor. Guarantor’s liability shall not be affected or impaired by any of the following acts or things (which the Lender Parties are expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without consent or approval by or notice to Guarantor): (a) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Obligations; (b) one or more extensions or renewals of the Obligations (whether or not for longer than the original period) or any modification of the interest rates, maturities, if any, or other contractual terms applicable to any of the Obligations or any amendment or modification of any of the terms or provisions of any loan agreement or other agreement under which the Obligations or any part thereof arose; (c) any waiver or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of the Obligations or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any of the Obligations; (d) any full or partial release of, compromise or settlement with, or agreement not to sue, Borrower or any guarantor or other person liable in respect of any of the Obligations; (e) any release, surrender, cancellation or other discharge of any evidence of the Obligations or the acceptance of any instrument in renewal or substitution therefor; (f) any failure to obtain collateral security (including rights of setoff) for the Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; (g) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; (h) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security; (i) any assignment, pledge or other transfer of any of the Obligations or any evidence thereof; (j) any manner, order or method of application of any payments or credits upon the Obligations; and (k) any election by the Lender Parties under Section 1111(b) of the United States Bankruptcy Code.

10. Waivers by Guarantor. Guarantor waives any and all defenses and discharges available to a surety, guarantor or accommodation co-obligor. Guarantor waives any and all defenses, claims, setoffs and discharges of Borrower, or any other obligor, pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Guarantor will not assert, plead or enforce against the Lender Parties any defense of waiver, release, discharge or disallowance in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any of the Obligations, or any setoff available against the Lender Parties to Borrower or any other such person, whether or not on account of a related transaction. Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Obligations, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The liability of Guarantor shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Borrower or any of its assets. Guarantor will not assert, plead or enforce against the Lender Parties any claim, defense or setoff available to Guarantor against Borrower. Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment and protest of any instrument evidencing the Obligations. The Lender Parties shall not be required first to resort for payment of the Obligations to Borrower or other persons, or their properties, or first to enforce, realize upon or exhaust any collateral security for the Obligations, before enforcing this Guaranty.

11. Reinstatement. If the Lender Parties repay, restore, or return, in whole or in part, any payment or property previously paid or transferred to the Lender Parties in full or partial satisfaction of any Obligation, because the payment or transfer was declared void, voidable, or otherwise recoverable under any law, or because the Lender Parties elect to repay, restore, or return all or any portion of the payment or transfer in connection with a claim that the payment or transfer was void, voidable, or otherwise recoverable, then the liability of Guarantor will automatically and immediately be revived, reinstated, and restored as to the amount repaid, returned, or restored as though the payment or transfer to the Lender Parties had never been made.

12. Additional Obligation of Guarantor. Guarantor’s liability under this Guaranty is in addition to and shall be cumulative with all other liabilities of Guarantor to the Lender Parties as guarantor, surety, endorser, accommodation co-obligor or otherwise of any of the Obligations or obligation of Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13. Financial Information. Guarantor will deliver to the Lender Parties all financial information concerning Guarantor required to be delivered under the Credit Agreement, or as may be reasonably requested by the Lender Parties from time to time.

14. No Duties Owed by the Lender Parties. Guarantor acknowledges and agrees that the Lender Parties (a) have not made any representations or warranties with respect to, (b) do not assume any responsibility to Guarantor for, and (c) have no duty to provide information to Guarantor regarding, the enforceability of any of the Obligations or the financial condition of Borrower or any guarantor. Guarantor has independently determined the creditworthiness of Borrower and the enforceability of the Obligations and until the Obligations are paid in full will independently and without reliance on the Lender Parties continue to make such determinations.

15. Termination. Upon receipt in full by the Lender Parties of the Guaranteed Amount, but subject to Section 11 hereof, this Guaranty shall automatically terminate.

16. Miscellaneous.

16.1 Recitals. The recitals set forth above are true and correct, and each recital is hereby incorporated into this Agreement by reference.

16.2 Notices. Except as otherwise specified herein, any notice, consent, request or other communication required or permitted to be given hereunder shall be in writing, addressed to the other party as set forth below such party’s signature to this Guaranty or below for the Lender Parties (or to such other address or person as either party or person entitled to notice may by notice to the other party specify), and shall be: (a) personally delivered; (b) delivered by Federal Express or other comparable overnight delivery service; or (c) transmitted by United States certified mail, return receipt requested with postage prepaid.

If to the Agent:	6340 S. Fiddlers Green Grove
Greenwood Village, Colorado 80111-1914
Attention: Credit Information Services

If to the Guarantor:	Pacific Ethanol, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California 95814
Attn: Christopher W. Wright

With a copy to:

Troutman Sanders
5 Park Plaza, Suite 1400
Irvine, CA 92614
Attn: Larry Cerutti

All such notices and communications shall have been duly given and shall be effective: (i) when delivered; (ii) the Business Day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to Federal Express or other comparable overnight delivery service; or (iii) the third Business Day following the day on which the same is sent by certified mail, postage prepaid.

16.3 No Oral Amendments. This Guaranty may not be modified, amended, waived, extended, changed, discharged, revoked or terminated orally or by any act or failure to act on the part of Guarantor or the Lender Parties, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge, revocation or termination is sought.

16.4 Counterparts; Integration; Effectiveness. This Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. This Guaranty and the other Loan Documents to which Guarantor is a party constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart signature page.

16.5 Successors and Assigns. The terms and conditions of this Guaranty shall be binding upon Guarantor and Guarantor’s successors, assigns and legal representatives; provided that this Guaranty shall not be assigned by Guarantor without the prior written consent of the Lender Parties.

16.6 Severability. If any term, covenant or condition of this Guaranty is held to be invalid, illegal or unenforceable in any respect, this Guaranty shall be construed without such provision.

16.7 Governing Law; Jurisdiction; Etc.

16.7.1 Governing Law. The laws of the State of Colorado will govern this Guaranty and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty and the transactions contemplated hereby and thereby.

16.7.2 Submission to Jurisdiction. Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against the Lender Parties in any way relating to this Guaranty or the transactions contemplated hereby, in any forum other than the courts of the State of Colorado sitting in Denver County, and of the United States District Court of Colorado, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such Colorado State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein will affect any right the Lender Parties may otherwise have to bring any action or proceeding relating to this Guaranty against Guarantor or its properties in the courts of any jurisdiction.

16.7.3 Waiver of Venue. Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any such court referred to in Section 16.7.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

16.7.4 Service of Process. Guarantor irrevocably consents to the service of process in the manner provided for notices in Section 16.1 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

16.8 Waiver of Jury Trial. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OF THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF GUARANTOR OR LENDER PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER PARTIES’ MAKING OF THE LOAN.

[signature page to follow]

Guarantor has executed this Guaranty as of the date set forth in the introductory clause.

PACIFIC ETHANOL PEKIN, LLC,
a Delaware limited liability company		Address:

By:	/s/ Bryon T. McGregor	See Section 16.2
Name:	Bryon T. McGregor
Title:	Chief Financial Officer

Signature Page to Guaranty